Calculation of Filing Fee Tables
S-3
LIFECORE BIOMEDICAL, INC. \DE\
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.0001 par value per share	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 150,000,000.00	0.0001531	$ 22,965.00
Fees to be Paid	2	Equity	Common Stock, $0.0001 par value per share	Other	993,807		$ 7,542,991.34	0.0001531	$ 1,154.83
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	3	Equity	Common Stock, $0.0001 par value per share	415(a)(6)	12,667,486		$ 47,123,047.92			S-1	333-271176	10/15/2024	$ 5,192.96
Carry Forward Securities	4	Equity	Common Stock, $0.0001 par value per share	415(a)(6)	6,795,344		$ 33,704,906.24			S-1	333-282583	10/22/2024	$ 5,160.22
			Total Offering Amounts:				$ 238,370,945.50		$ 24,119.83
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 24,119.83
Offering Note
[1]	1a. An unspecified number of securities is being registered as may from time to time be offered at unspecified prices. 1b. Includes rights to acquire common stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan. 1c. Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon exercise of common stock warrants registered hereunder.

[2]	2a. Represents shares of common stock issuable upon the conversion of outstanding shares of Series A Convertible Preferred Stock. 2b. Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per unit is the average of the high and low prices reported for the registrant's common stock quoted on the Nasdaq Global Select Market on September [15], 2025.]

[3]	3a. The registrant previously registered the offer and sale of 12,667,486 shares of common stock pursuant to a registration statement on Form S-1 (File No. 333-271176) initially filed with the Securities and Exchange Commission (the "Commission") on April 6, 2023 (the "2023 Registration Statement"), all of which remain unsold (the "2023 Unsold Securities"), and, in connection therewith, paid a filing fee of $5,192.96. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered pursuant to this registration statement include the 2023 Unsold Securities, and the filing fee associated therewith (which amount is based on the filing fee rate in effect at the time of the filing of the 2023 Registration Statement) is hereby carried forward to be applied to the 2023 Unsold Securities and no additional filing fee is due with respect thereto. Pursuant to Rule 415(a)(6), the offering of the 2023 Unsold Securities pursuant to the 2023 Registration Statement shall be deemed terminated as of the date of the effective date of this registration statement.

[4]	4a. The registrant previously registered the offer and sale of 6,795,344 shares of common stock pursuant to a registration statement on Form S-1 (File No. 333-282583) initially filed with the Commission on April 10, 2024 (the "2024 Registration Statement"), all of which remain unsold (the "2024 Unsold Securities"), and, in connection therewith, paid a filing fee of $5,160.22. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the 2024 Unsold Securities, and the filing fee associated therewith (which amount is based on the filing fee rate in effect at the time of the filing of the 2024 Registration Statement) is hereby carried forward to be applied to the 2024 Unsold Securities and no additional filing fee is due with respect thereto. Pursuant to Rule 415(a)(6), the offering of the 2024 Unsold Securities pursuant to the 2024 Registration Statement shall be deemed terminated as of the date of the effective date of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A